Exhibit 99.1
Delek US Holdings Reports First Quarter 2024 Results

•Net loss of $32.6 million or $(0.51) per share, adjusted net loss of $26.2 million or $(0.41) per share, adjusted EBITDA of $158.7 million
•In 2024, successfully executed Delek Logistics debt and equity offerings:
◦Improved liquidity to approximately $800 million
◦Added 3.6 million DKL units for a total 47.2 million outstanding units and increased volume activity
◦Improved leverage ratio to 4.01x from 4.34x at year-end 2023
◦Diluted DK ownership to 72.7%
•Paid $15.7 million of dividends and increased regular quarterly dividend to $0.250 per share in May

BRENTWOOD, Tenn.-- May 7, 2024 -- Delek US Holdings, Inc. (NYSE: DK) (“Delek US”, "Company") today announced financial results for its first quarter ended March 31, 2024.
“We are proud of our operational excellence progress that reflects favorable EHS performance trends,” said Avigal Soreq, President and Chief Executive Officer of Delek US. “We navigated regional demand headwinds early in the quarter and delivered solid operational performance. This resulted in a quarter that was in line with our guidance.”
"On the strategic front, we made significant headway," Soreq continued. "Delek Logistics improved its financial strength and flexibility with the debt and equity offerings executed during the quarter. The $800 million of liquidity and additional volume activity in the units enhances our opportunities with DKL. In addition, we initiated a process to unlock the value inherit in the retail business. We are well positioned to execute the sum of the parts initiative and realize value for our stakeholders."

"Looking ahead, we will continue to execute on our priorities of running safe and reliable operations, enhancing our portfolio with strategic growth projects, and delivering shareholder value while maintaining our financial strength and flexibility,” Soreq concluded.

Delek US Results

	Three Months Ended March 31,
($ in millions, except per share data)	2024	2023
Net (loss) income attributable to Delek US	$(32.6)	$64.3
Diluted (loss) income per share	$(0.51)	$0.95
Adjusted net (loss) income	$(26.2)	$92.7
Adjusted net (loss) income per share	$(0.41)	$1.37
Adjusted EBITDA	$158.7	$284.6

Refining Segment
The refining segment Adjusted EBITDA was $106.1 million in the first quarter 2024 compared with $230.2 million in the same quarter last year, which reflects other inventory impacts of $(1.4) million and $77.1 million for first quarter 2024 and 2023, respectively. The decrease over 2023 is primarily due to lower refining crack spreads, partially offset by higher sales volume. During the first quarter 2024, Delek US's benchmark crack spreads were down an average of 22.2% from prior-year levels.

1 |

Logistics Segment
The logistics segment Adjusted EBITDA in the first quarter 2024 was $99.7 million compared with $91.4 million in the prior year quarter. The increase over last year's first quarter was driven by strong contributions from Delaware Gathering systems in addition to annual rate increases.
Retail Segment
For the first quarter 2024, Adjusted EBITDA for the retail segment was $6.5 million compared with $6.4 million in the prior-year period.
Corporate and Other Activity
Adjusted EBITDA from Corporate, Other and Eliminations was a loss of $(53.6) million in the first quarter 2024 compared with a loss of $(43.4) million in the prior-year period. The increased losses were driven by higher employee related expenses.
Shareholder Distributions
On May 2, 2024, the Board of Directors approved the regular quarterly dividend of $0.25 per share that will be paid on May 24, 2024 to shareholders of record on May 17, 2024.
Liquidity
As of March 31, 2024, Delek US had a cash balance of $753.4 million and total consolidated long-term debt of $2,496.9 million, resulting in net debt of $1,743.5 million. As of March 31, 2024, Delek Logistics Partners, LP (NYSE: DKL) ("Delek Logistics") had $9.7 million of cash and $1,601.2 million of total long-term debt, which are included in the consolidated amounts on Delek US' balance sheet. Excluding Delek Logistics, Delek US had $743.7 million in cash and $895.7 million of long-term debt, or a $152.0 million net debt position.
First Quarter 2024 Results | Conference Call Information
Delek US will hold a conference call to discuss its first quarter 2024 results on Tuesday, May 7, 2024 at 10:00 a.m. Central Time. Investors will have the opportunity to listen to the conference call live by going to www.DelekUS.com and clicking on the Investor Relations tab. Participants are encouraged to register at least 15 minutes early to download and install any necessary software. Presentation materials accompanying the call will be available on the investor relations tab of the Delek US website approximately ten minutes prior to the start of the call. For those who cannot listen to the live broadcast, the online replay will be available on the website for 90 days.
Investors may also wish to listen to Delek Logistics’ (NYSE: DKL) first quarter 2024 earnings conference call that will be held on Tuesday May 7, 2024 at 11:30 a.m. Central Time and review Delek Logistics’ earnings press release. Market trends and information disclosed by Delek Logistics may be relevant to the logistics segment reported by Delek US. Both a replay of the conference call and press release for Delek Logistics will be available online at www.deleklogistics.com.

About Delek US Holdings, Inc.
Delek US Holdings, Inc. is a diversified downstream energy company with assets in petroleum refining, logistics, pipelines, renewable fuels and convenience store retailing. The refining assets consist primarily of refineries operated in Tyler and Big Spring, Texas, El Dorado, Arkansas and Krotz Springs, Louisiana with a combined nameplate crude throughput capacity of 302,000 barrels per day. Pipeline assets include an ownership interest in the 650-mile Wink to Webster long-haul crude oil pipeline. The convenience store retail segment operates approximately 250 convenience stores in West Texas and New Mexico.

The logistics operations include Delek Logistics Partners, LP (NYSE: DKL). Delek Logistics Partners, LP is a growth-oriented master limited partnership focused on owning and operating midstream energy infrastructure assets. Delek US Holdings, Inc. and its subsidiaries owned approximately 72.7% (including the general partner interest) of Delek Logistics Partners, LP at March 31, 2024.

Safe Harbor Provisions Regarding Forward-Looking Statements
This press release contains forward-looking statements that are based upon current expectations and involve a number of risks and uncertainties. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These statements contain words such as “possible,” “believe,” “should,” “could,” “would,” “predict,” “plan,” “estimate,” “intend,” “may,” “anticipate,” “will,” “if", “potential,” “expect” or similar expressions, as well as statements in the future tense. These forward-looking statements include, but are not limited to, statements regarding throughput at the Company’s refineries; crude oil prices, discounts and quality and our ability to benefit therefrom; cost reductions; growth; scheduled turnaround activity; projected capital expenditures and investments into our business; the performance and execution of our midstream growth initiatives, including the Permian Gathering System, the Red River joint venture and the Wink to Webster long-haul crude oil pipeline, and the flexibility, benefits and the expected returns therefrom; projected benefits of the Delaware Gathering

2 |

Acquisition, renewable identification numbers ("RINs") waivers and tax credits and the value and benefit therefrom; cash and liquidity; emissions reductions; opportunities and anticipated performance and financial position.
Investors are cautioned that the following important factors, among others, may affect these forward-looking statements. These factors include, but are not limited to: uncertainty related to timing and amount of future share repurchases and dividend payments; risks and uncertainties with respect to the quantities and costs of crude oil we are able to obtain and the price of the refined petroleum products we ultimately sell, uncertainties regarding future decisions by the Organization of Petroleum Exporting Countries ("OPEC") regarding production and pricing disputes between OPEC members and Russia; risks and uncertainties related to the integration by Delek Logistics of the Delaware Gathering business following its acquisition; Delek US' ability to realize cost reductions; risks related to Delek US’ exposure to Permian Basin crude oil, such as supply, pricing, gathering, production and transportation capacity; gains and losses from derivative instruments; risks associated with acquisitions and dispositions; acquired assets may suffer a diminishment in fair value as a result of which we may need to record a write-down or impairment in carrying value of the asset; the possibility of litigation challenging renewable fuel standard waivers; changes in the scope, costs, and/or timing of capital and maintenance projects; the ability to grow the Permian Gathering System; the ability of the Red River joint venture to complete the expansion project to increase the Red River pipeline capacity; the ability of the joint venture to construct the Wink to Webster long haul crude oil pipeline; operating hazards inherent in transporting, storing and processing crude oil and intermediate and finished petroleum products; our competitive position and the effects of competition; the projected growth of the industries in which we operate; general economic and business conditions affecting the geographic areas in which we operate; and other risks described in Delek US’ filings with the United States Securities and Exchange Commission (the “SEC”), including risks disclosed in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings and reports with the SEC.
Forward-looking statements should not be read as a guarantee of future performance or results and will not be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward-looking information is based on information available at the time and/or management's good faith belief with respect to future events, and is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements.  Delek US undertakes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur, or which Delek US becomes aware of, after the date hereof, except as required by applicable law or regulation.

3 |

Non-GAAP Disclosures:
Our management uses certain “non-GAAP” operational measures to evaluate our operating segment performance and non-GAAP financial measures to evaluate past performance and prospects for the future to supplement our financial information presented in accordance with United States ("U.S.") Generally Accepted Accounting Principles ("GAAP"). These financial and operational non-GAAP measures are important factors in assessing our operating results and profitability and include:
•Adjusting items - certain identified infrequently occurring items, non-cash items, and items that are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends;
•Adjusted net income (loss) - calculated as net income (loss) attributable to Delek US adjusted for relevant Adjusting items recorded during the period;
•Adjusted net income (loss) per share - calculated as Adjusted net income (loss) divided by weighted average shares outstanding, assuming dilution, as adjusted for any anti-dilutive instruments that may not be permitted for consideration in GAAP earnings per share calculations but that nonetheless favorably impact dilution;
•Earnings before interest, taxes, depreciation and amortization ("EBITDA") - calculated as net income (loss) attributable to Delek US adjusted to add back interest expense, income tax expense, depreciation and amortization;
•Adjusted EBITDA - calculated as EBITDA adjusted for the relevant identified Adjusting items in Adjusted net income (loss) that do not relate to interest expense, income tax expense, depreciation or amortization, and adjusted to include income (loss) attributable to non-controlling interests;
•Refining margin - calculated as gross margin (which we define as sales minus cost of sales) adjusted for operating expenses and depreciation and amortization included in cost of sales;
•Adjusted refining margin - calculated as refining margin adjusted for other inventory impacts, net inventory LCM valuation loss (benefit) and unrealized hedging (gain) loss;
•Refining production margin - calculated based on the regional market sales price of refined products produced, less allocated transportation, Renewable Fuel Standard volume obligation and associated feedstock costs. This measure reflects the economics of each refinery exclusive of the financial impact of inventory price risk mitigation programs and marketing uplift strategies;
•Refining production margin per throughput barrel - calculated as refining production margin divided by our average refining throughput in barrels per day (excluding purchased barrels) multiplied by 1,000 and multiplied by the number of days in the period; and
•Net debt - calculated as long-term debt including both current and non-current portions (the most comparable GAAP measure) less cash and cash equivalents as of a specific balance sheet date.
We believe these non-GAAP operational and financial measures are useful to investors, lenders, ratings agencies and analysts to assess our ongoing performance because, when reconciled to their most comparable GAAP financial measure, they provide improved relevant comparability between periods, to peers or to market metrics through the inclusion of retroactive regulatory or other adjustments as if they had occurred in the prior periods they relate to, or through the exclusion of certain items that we believe are not indicative of our core operating performance and that may obscure our underlying results and trends. “Net debt,” also a non-GAAP financial measure, is an important measure to monitor leverage and evaluate the balance sheet.
Non-GAAP measures have important limitations as analytical tools, because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Additionally, because Adjusted net income or loss, Adjusted net income or loss per share, EBITDA and Adjusted EBITDA, Adjusted Refining Margin and Refining Production Margin or any of our other identified non-GAAP measures may be defined differently by other companies in its industry, Delek US' definition may not be comparable to similarly titled measures of other companies. See the accompanying tables in this earnings release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures.

4 |

Delek US Holdings, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
($ in millions, except share and per share data)
	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$753.4	$822.2
Accounts receivable, net	831.7	783.7
Inventories, net of inventory valuation reserves	1,037.8	981.9
Other current assets	85.2	78.2
Total current assets	2,708.1	2,666.0
Property, plant and equipment:
Property, plant and equipment	4,736.4	4,690.7
Less: accumulated depreciation	(1,932.1)	(1,845.5)
Property, plant and equipment, net	2,804.3	2,845.2
Operating lease right-of-use assets	142.2	148.2
Goodwill	729.4	729.4
Other intangibles, net	291.0	296.2
Equity method investments	370.3	360.7
Other non-current assets	135.0	126.1
Total assets	$7,180.3	$7,171.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,732.3	$1,814.3
Current portion of long-term debt	14.5	44.5
Current portion of obligation under Inventory Intermediation Agreement	—	0.4
Current portion of operating lease liabilities	51.5	54.7
Accrued expenses and other current liabilities	808.2	771.2
Total current liabilities	2,606.5	2,685.1
Non-current liabilities:
Long-term debt, net of current portion	2,482.4	2,555.3
Obligation under Inventory Intermediation Agreement	492.7	407.2
Environmental liabilities, net of current portion	110.5	110.9
Asset retirement obligations	43.6	43.3
Deferred tax liabilities	269.6	264.1
Operating lease liabilities, net of current portion	104.7	111.2
Other non-current liabilities	35.2	35.0
Total non-current liabilities	3,538.7	3,527.0
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 110,000,000 shares authorized, 81,626,016 shares and 81,539,871 shares issued at March 31, 2024 and December 31, 2023, respectively	0.8	0.8
Additional paid-in capital	1,171.8	1,113.6
Accumulated other comprehensive loss	(4.8)	(4.8)
Treasury stock, 17,575,527 shares, at cost, at March 31, 2024 and December 31, 2023, respectively	(694.1)	(694.1)
Retained earnings	381.5	430.0
Non-controlling interests in subsidiaries	179.9	114.2
Total stockholders’ equity	1,035.1	959.7
Total liabilities and stockholders’ equity	$7,180.3	$7,171.8

5 |

Delek US Holdings, Inc.
Condensed Consolidated Statements of Income (Unaudited)
($ in millions, except share and per share data)	Three Months Ended March 31,
	2024	2023
Net revenues	$3,227.6	$3,924.3
Cost of sales:
Cost of materials and other	2,797.3	3,439.6
Operating expenses (excluding depreciation and amortization presented below)	213.8	170.8
Depreciation and amortization	86.4	76.8
Total cost of sales	3,097.5	3,687.2
Operating expenses related to retail and wholesale business (excluding depreciation and amortization presented below)	25.8	27.0
General and administrative expenses	64.4	71.5
Depreciation and amortization	8.8	6.6
Other operating income, net	(1.6)	(10.8)
Total operating costs and expenses	3,194.9	3,781.5
Operating income	32.7	142.8
Interest expense, net	87.7	76.5
Income from equity method investments	(21.9)	(14.6)
Other income, net	(0.7)	(7.1)
Total non-operating expense, net	65.1	54.8
(Loss) income before income tax (benefit) expense	(32.4)	88.0
Income tax (benefit) expense	(7.2)	15.8
Net (loss) income	(25.2)	72.2
Net income attributed to non-controlling interests	7.4	7.9
Net (loss) income attributable to Delek	$(32.6)	$64.3
Basic (loss) income per share	$(0.51)	$0.96
Diluted (loss) income per share	$(0.51)	$0.95
Weighted average common shares outstanding:
Basic	64,021,988	66,951,975
Diluted	64,021,988	67,369,374

Condensed Cash Flow Data (Unaudited)
($ in millions)	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities:
Net cash provided by operating activities	$166.7	$395.1
Cash flows from investing activities:
Net cash used in investing activities	(41.6)	(222.1)
Cash flows from financing activities:
Net cash used in financing activities	(193.9)	(149.3)
Net (decrease) increase in cash and cash equivalents	(68.8)	23.7
Cash and cash equivalents at the beginning of the period	822.2	841.3
Cash and cash equivalents at the end of the period	$753.4	$865.0

6 |

Significant Transactions During the Quarter Impacting Results:
Restructuring Costs
In 2022, we announced that we are progressing a business transformation focused on enterprise-wide opportunities to improve the efficiency of our cost structure. For the first quarter 2024, we recorded restructuring costs totaling $3.2 million ($2.5 million after-tax) associated with our business transformation, which are recorded in general and administrative expenses in our condensed consolidated statements of income.
Other Inventory Impact
"Other inventory impact" is primarily calculated by multiplying the number of barrels sold during the period by the difference between current period weighted average purchase cost per barrel directly related to our refineries and per barrel cost of materials and other for the period recognized on a FIFO basis directly related to our refineries. It assumes no beginning or ending inventory, so that the current period average purchase cost per barrel is a reasonable estimate of our market purchase cost for the current period, without giving effect to any build or draw on beginning inventory. These amounts are based on management estimates using a methodology including these assumptions. However, this analysis provides management with a means to compare hypothetical refining margins to current period average crack spreads, as well as provides a means to better compare our results to peers.

7 |

Reconciliation of Net Income (Loss) Attributable to Delek US to Adjusted Net Income (Loss)

	Three Months Ended March 31,
$ in millions (unaudited)	2024	2023

Reported net (loss) income attributable to Delek US	$(32.6)	$64.3
Adjusting items (1)
Inventory LCM valuation (benefit) loss	(8.8)	(1.7)
Tax effect	2.0	0.4
Inventory LCM valuation (benefit) loss, net	(6.8)	(1.3)
Other inventory impact	(1.4)	77.1
Tax effect	0.3	(17.3)
Other inventory impact, net (2) (3)	(1.1)	59.8
Business interruption insurance recoveries	—	(5.1)
Tax effect	—	1.1
Business interruption insurance recoveries, net	—	(4.0)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.0	(32.2)
Tax effect	(2.0)	7.2
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net	7.0	(25.0)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements	6.2	—
Tax effect	(1.4)	—
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements, net (4)	4.8	—
Restructuring costs	3.2	(1.4)
Tax effect	(0.7)	0.3
Restructuring costs, net (2)	2.5	(1.1)
Total adjusting items (1)	6.4	28.4
Adjusted net (loss) income	$(26.2)	$92.7
(1) All adjustments have been tax effected using the estimated marginal income tax rate, as applicable.
(2) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(3) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(4) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

8 |

Reconciliation of U.S. GAAP Income (Loss) per share to Adjusted Net Income (Loss) per share

	Three Months Ended March 31,
$ per share (unaudited)	2024	2023

Reported diluted (loss) income per share	$(0.51)	$0.95
Adjusting items, after tax (per share) (1) (2)
Net inventory LCM valuation (benefit) loss	(0.11)	(0.02)
Other inventory impact (3) (4)	(0.02)	0.89
Business interruption insurance recoveries	—	(0.06)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	0.11	(0.37)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (5)	0.08	—
Restructuring costs (3)	0.04	(0.02)
Total adjusting items (1)	0.10	0.42
Adjusted net (loss) income per share	$(0.41)	$1.37
(1) The adjustments have been tax effected using the estimated marginal tax rate, as applicable.
(2) For periods of Adjusted net loss, Adjustments (Adjusting items) and Adjusted net loss per share are presented using basic weighted average shares outstanding.
(3) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(4) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(5) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

9 |

Reconciliation of Net Income (Loss) attributable to Delek US to Adjusted EBITDA
	Three Months Ended March 31,
$ in millions (unaudited)	2024	2023
Reported net (loss) income attributable to Delek US	$(32.6)	$64.3
Add:
Interest expense, net	87.7	76.5
Income tax expense (benefit)	(7.2)	15.8
Depreciation and amortization	95.2	83.4
EBITDA attributable to Delek US	143.1	240.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(8.8)	(1.7)
Other inventory impact (1) (2)	(1.4)	77.1
Business interruption insurance recoveries	—	(5.1)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.0	(32.2)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	6.2	—
Restructuring costs (1)	3.2	(1.4)
Net income attributable to non-controlling interest	7.4	7.9
Total Adjusting items	15.6	44.6
Adjusted EBITDA	$158.7	$284.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

10 |

Reconciliation of Segment EBITDA Attributable to Delek US to Adjusted Segment EBITDA
	Three Months Ended March 31, 2024
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$101.1	$99.7	$6.5	$(64.2)	$143.1
Adjusting items
Net inventory LCM valuation (benefit) loss	(8.8)	—	—	—	(8.8)
Other inventory impact (1) (2)	(1.4)	—	—	—	(1.4)
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.0	—	—	—	9.0
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	6.2	—	—	—	6.2
Restructuring costs (1)	—	—	—	3.2	3.2
Net income attributable to non-controlling interest	—	—	—	7.4	7.4
Total Adjusting items	5.0	—	—	10.6	15.6
Adjusted Segment EBITDA	$106.1	$99.7	$6.5	$(53.6)	$158.7

	Three Months Ended March 31, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Segment EBITDA Attributable to Delek US	$192.1	$91.4	$6.4	$(49.9)	$240.0
Adjusting items
Net inventory LCM valuation (benefit) loss	(1.7)	—	—	—	(1.7)
Other inventory impact (1) (2)	77.1	—	—	—	77.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	(32.2)	—	—	—	(32.2)
Restructuring costs	—	—	—	(1.4)	(1.4)
Business Interruption insurance recoveries	(5.1)	—	—	—	(5.1)
Net income attributable to non-controlling interest	—	—	—	7.9	7.9
Total Adjusting items	38.1	—	—	6.5	44.6
Adjusted Segment EBITDA	$230.2	$91.4	$6.4	$(43.4)	$284.6
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

11 |

Refining Segment Selected Financial Information	Three Months Ended March 31,
	2024	2023
Total Refining Segment	(Unaudited)
Days in period	91	90
Total sales volume - refined product (average barrels per day ("bpd")) (1)	306,567	271,715
Total production (average bpd)	292,725	266,606

Crude oil	274,554	248,199
Other feedstocks	22,098	20,336
Total throughput (average bpd)	296,652	268,535

Total refining production margin per bbl total throughput	$12.55	$16.44
Total refining operating expenses per bbl total throughput	$5.90	$5.60

Total refining production margin ($ in millions)	$338.8	$397.3
Supply, marketing and other ($ millions) (2)	(65.4)	(18.4)
Total adjusted refining margin ($ in millions)	$273.4	$378.9

Total crude slate details
Total crude slate: (% based on amount received in period)
WTI crude oil	71.4%	69.8%
Gulf Coast Sweet crude	6.2%	4.7%
Local Arkansas crude oil	3.4%	4.5%
Other	19.0%	21.0%

Crude utilization (% based on nameplate capacity) (4)	90.9%	82.2%

Tyler, TX Refinery
Days in period	91	90
Products manufactured (average bpd):
Gasoline	37,368	18,776
Diesel/Jet	30,105	13,042
Petrochemicals, LPG, NGLs	1,983	736
Other	1,217	1,778
Total production	70,673	34,332
Throughput (average bpd):
Crude oil	67,792	29,810
Other feedstocks	4,473	4,694
Total throughput	72,265	34,504

Tyler refining production margin ($ in millions)	$103.4	$67.2
Per barrel of throughput:
Tyler refining production margin	$15.72	$21.65
Operating expenses	$5.28	$8.70
Crude Slate: (% based on amount received in period)
WTI crude oil	82.6%	37.5%
East Texas crude oil	17.4%	62.5%

Capture rate (3)	68.1%	66.5%
El Dorado, AR Refinery
Days in period	91	90
Products manufactured (average bpd):
Gasoline	41,542	38,044
Diesel	30,035	27,710
Petrochemicals, LPG, NGLs	1,583	1,290
Asphalt	8,305	7,718
Other	795	746
Total production	82,260	75,508
Throughput (average bpd):
Crude oil	80,183	72,637
Other feedstocks	3,404	4,558
Total throughput	83,587	77,195

12 |

Refining Segment Selected Financial Information (continued)	Three Months Ended March 31,
	2024	2023
El Dorado refining production margin ($ in millions)	$70.7	$93.0
Per barrel of throughput:
El Dorado refining production margin	$9.29	$13.38
Operating expenses	$4.72	$4.47
Crude Slate: (% based on amount received in period)
WTI crude oil	66.4%	61.9%
Local Arkansas crude oil	11.6%	14.7%
Other	22.0%	23.4%

Capture rate (3)	40.3%	41.1%
Big Spring, TX Refinery
Days in period	91	90
Products manufactured (average bpd):
Gasoline	29,975	38,509
Diesel/Jet	22,446	25,642
Petrochemicals, LPG, NGLs	5,436	3,133
Asphalt	2,088	1,642
Other	3,662	2,642
Total production	63,607	71,568
Throughput (average bpd):
Crude oil	59,448	67,989
Other feedstocks	5,405	4,625
Total throughput	64,853	72,614

Big Spring refining production margin ($ in millions)	$75.9	$119.8
Per barrel of throughput:
Big Spring refining production margin	$12.87	$18.33
Operating expenses	$8.08	$5.80
Crude Slate: (% based on amount received in period)
WTI crude oil	72.7%	74.8%
WTS crude oil	27.3%	25.2%

Capture rate (3)	58.5%	58.7%
Krotz Springs, LA Refinery
Days in period	91	90
Products manufactured (average bpd):
Gasoline	38,777	41,846
Diesel/Jet	28,244	32,783
Heavy oils	2,731	3,509
Petrochemicals, LPG, NGLs	5,731	6,873
Other	702	187
Total production	76,185	85,198
Throughput (average bpd):
Crude oil	67,131	77,764
Other feedstocks	8,816	6,459
Total throughput	75,947	84,223

Krotz Springs refining production margin ($ in millions)	$88.8	$117.3
Per barrel of throughput:
Krotz Springs refining production margin	$12.85	$15.47
Operating expenses	$5.94	$5.21
Crude Slate: (% based on amount received in period)
WTI Crude	64.5%	79.8%
Gulf Coast Sweet Crude	25.1%	14.3%
Other	10.4%	5.9%

Capture rate (3)	66.2%	81.1%
(1)     Includes sales to other segments which are eliminated in consolidation.
(2)    Supply, marketing and other activities include refined product wholesale and related marketing activities, asphalt and intermediates marketing activities, optimization of inventory and the execution of risk management programs to capture the physical and financial opportunities that extend from our refining operations. Formally known as Trading & Supply.

13 |

(3)    Defined as refining production margin divided by the respective crack spread. See page 15 for crack spread information.
(4) Crude throughput as % of total nameplate capacity of 302,000 bpd.

Logistics Segment Selected Information	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Gathering & Processing: (average bpd)
Lion Pipeline System:
Crude pipelines (non-gathered)	73,011	63,528
Refined products pipelines	63,234	55,003
SALA Gathering System	12,987	13,872
East Texas Crude Logistics System	19,702	22,670
Midland Gathering Assets	213,458	222,112
Plains Connection System	256,844	240,597
Delaware Gathering Assets:
Natural gas gathering and processing (Mcfd) (1)	76,322	74,716
Crude oil gathering (average bpd)	123,509	103,725
Water disposal and recycling (average bpd)	120,269	88,182

Wholesale Marketing & Terminalling:
East Texas - Tyler Refinery sales volumes (average bpd) (2)	66,475	34,816
Big Spring wholesale marketing throughputs (average bpd)	76,615	78,380
West Texas wholesale marketing throughputs (average bpd)	9,976	8,696
West Texas wholesale marketing margin per barrel	$2.15	$5.47
Terminalling throughputs (average bpd) (3)	136,614	93,305
(1) Mcfd - average thousand cubic feet per day.
(2) Excludes jet fuel and petroleum coke.
(3) Consists of terminalling throughputs at our Tyler, Big Spring, Big Sandy and Mount Pleasant, Texas terminals, El Dorado and North Little Rock, Arkansas terminals and Memphis and Nashville, Tennessee terminals.

Retail Segment Selected Information	Three Months Ended March 31,
	2024	2023
	(Unaudited)
Number of stores (end of period)	250	249
Average number of stores	250	249
Average number of fuel stores	245	244
Retail fuel sales (thousands of gallons)	39,683	39,964
Average retail gallons sold per average number of fuel stores (in thousands)	162	164
Average retail sales price per gallon sold	$3.09	$3.28
Retail fuel margin ($ per gallon) (1)	$0.29	$0.27
Merchandise sales (in millions)	$70.7	$73.9
Merchandise sales per average number of stores (in millions)	$0.3	$0.3
Merchandise margin %	33.5%	33.0%

	Three Months Ended March 31,
	2024	2023
Same-Store Comparison (2)	(Unaudited)

Change in same-store fuel gallons sold	0.7%	(1.7)%
Change in same-store merchandise sales	(4.1)%	5.3%
(1)Retail fuel margin represents gross margin on fuel sales in the retail segment, and is calculated as retail fuel sales revenue less retail fuel cost of sales. The retail fuel margin per gallon calculation is derived by dividing retail fuel margin by the total retail fuel gallons sold for the period.
(2)Same-store comparisons include period-over-period changes in specified metrics for stores that were in service at both the beginning of the earliest period and the end of the most recent period used in the comparison.

14 |

Supplemental Information
Schedule of Selected Segment Financial Data, Pricing Statistics Impacting our Refining Segment, and Other Reconciliations of Amounts Reported Under U.S. GAAP

	Three Months Ended March 31, 2024
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$2,921.6	$112.5	$193.5	$—	$3,227.6
Inter-segment fees and revenues	186.7	139.6	—	(326.3)	—
Total revenues	$3,108.3	$252.1	$193.5	$(326.3)	$3,227.6
Cost of sales	3,067.1	180.6	158.7	(308.9)	3,097.5
Gross margin	$41.2	$71.5	$34.8	$(17.4)	$130.1

	Three Months Ended March 31, 2023
$ in millions (unaudited)	Refining	Logistics	Retail	Corporate, Other and Eliminations	Consolidated
Net revenues (excluding intercompany fees and revenues)	$3,600.8	$118.5	$205.0	$—	$3,924.3
Inter-segment fees and revenues	193.7	125.0	—	(318.7)	—
Total revenues	$3,794.5	$243.5	$205.0	$(318.7)	$3,924.3
Cost of sales	3,654.5	170.1	170.0	(307.4)	3,687.2
Gross margin	$140.0	$73.4	$35.0	$(11.3)	$237.1

Pricing Statistics	Three Months Ended March 31,
(average for the period presented)	2024	2023

WTI — Cushing crude oil (per barrel)	$77.01	$75.96
WTI — Midland crude oil (per barrel)	$78.55	$77.50
WTS — Midland crude oil (per barrel)	$77.48	$75.39
LLS (per barrel)	$79.69	$78.84
Brent (per barrel)	$81.76	$82.10

U.S. Gulf Coast 5-3-2 crack spread (per barrel) (1)	$23.09	$32.55
U.S. Gulf Coast 3-2-1 crack spread (per barrel) (1)	$21.98	$31.22
U.S. Gulf Coast 2-1-1 crack spread (per barrel) (1)	$19.40	$19.08

U.S. Gulf Coast Unleaded Gasoline (per gallon)	$2.22	$2.39
Gulf Coast Ultra low sulfur diesel (per gallon)	$2.62	$2.87
U.S. Gulf Coast high sulfur diesel (per gallon)	$1.95	$1.92
Natural gas (per MMBTU)	$2.10	$2.73
(1)    For our Tyler and El Dorado refineries, we compare our per barrel refining product margin to the Gulf Coast 5-3-2 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and U.S. Gulf Coast Pipeline No. 2 heating oil (ultra low sulfur diesel). For our Big Spring refinery, we compare our per barrel refining margin to the Gulf Coast 3-2-1 crack spread consisting of (Argus pricing) WTI Cushing crude, U.S. Gulf Coast CBOB gasoline and Gulf Coast ultra-low sulfur diesel. For 2023, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and 50% of (Argus pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel) and 50% of (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). For 2024, for our Krotz Springs refinery, we compare our per barrel refining margin to the Gulf Coast 2-1-1 crack spread consisting of (Argus pricing) LLS crude oil, (Argus pricing) U.S. Gulf Coast CBOB gasoline and (Platts pricing) U.S. Gulf Coast Pipeline No. 2 heating oil (high sulfur diesel). The Tyler refinery's crude oil input is primarily WTI Midland and East Texas, while the El Dorado refinery's crude input is primarily a combination of WTI Midland, local Arkansas and other domestic inland crude oil. The Big Spring refinery’s crude oil input is primarily comprised of WTS and WTI Midland. The Krotz Springs refinery’s crude oil input is primarily comprised of LLS and WTI Midland.

15 |

Other Reconciliations of Amounts Reported Under U.S. GAAP
$ in millions (unaudited)
	Three Months Ended March 31,
Reconciliation of gross margin to Refining margin to Adjusted refining margin	2024	2023
Gross margin	$41.2	$140.0
Add back (items included in cost of sales):
Operating expenses (excluding depreciation and amortization)	165.8	139.1
Depreciation and amortization	61.4	56.6
Refining margin	$268.4	$335.7
Adjusting items
Net inventory LCM valuation loss (benefit)	(8.8)	(1.7)
Other inventory impact (1) (2)	(1.4)	77.1
Unrealized inventory/commodity hedging (gain) loss where the hedged item is not yet recognized in the financial statements	9.0	(32.2)
Unrealized RINs hedging (gain) loss where the hedged item is not yet recognized in the financial statements (3)	6.2	—
Total adjusting items	5.0	43.2
Adjusted refining margin	$273.4	$378.9
(1) See further discussion in the "Significant Transactions During the Quarter Impacting Results" section.
(2) Starting with the quarter ended September 30, 2023, we updated our other inventory impact calculation to exclude the impact of certain pipeline inventories not used in our refinery operations. The impact to historical non-GAAP financial measures is immaterial.
(3) Starting with the quarter ended March 31, 2024, we updated our non-GAAP financial measures to include the impact of unrealized gains and losses related to RINs where the hedged item is not yet recognized in the financial statements. The impact to historical non-GAAP financial measures is immaterial.

Calculation of Net Debt	March 31, 2024	December 31, 2023
Long-term debt - current portion	$14.5	$44.5
Long-term debt - non-current portion	2,482.4	2,555.3
Total long-term debt	2,496.9	2,599.8
Less: Cash and cash equivalents	753.4	822.2
Net debt - consolidated	1,743.5	1,777.6
Less: DKL net debt	1,591.5	1,700.0
Net debt, excluding DKL	$152.0	$77.6

Investor/Media Relations Contacts:
Rosy Zuklic, Vice President of Investor Relations and Market Intelligence

investor.relations@delekus.com; rosy.zuklic@delekus.com; 615-767-4344

Information about Delek US Holdings, Inc. can be found on its website (www.delekus.com), investor relations webpage (ir.delekus.com), news webpage (www.delekus.com/news) and its X account (@DelekUSHoldings).

16 |